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                                                                     EXHIBIT 4.3


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                      ZERO COUPON CONVERTIBLE SUBORDINATED
                               DEBENTURES DUE 2018



                       WESTERN DIGITAL CORPORATION, ISSUER



                          FIRST SUPPLEMENTAL INDENTURE



                            DATED AS OF APRIL 6, 2001




        STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., TRUSTEE


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                          FIRST SUPPLEMENTAL INDENTURE

        This FIRST SUPPLEMENTAL INDENTURE, dated as of April 6, 2001, by and among WESTERN DIGITAL TECHNOLOGIES, INC. (formerly, WESTERN DIGITAL CORPORATION), a Delaware corporation (the "Company"), WESTERN DIGITAL CORPORATION (formerly WESTERN DIGITAL HOLDINGS, INC.), a Delaware corporation, of which the Company is a wholly-owned subsidiary pursuant to the Merger (as defined below) ("Holdings"), and STATE STREET BANK and TRUST COMPANY of CALIFORNIA, N.A., a national banking association organized and existing under the laws of the United States of America (the "Trustee").

                                 R E C I T A L S

        A. The Company and the Trustee entered into an indenture, dated as of February 18, 1998 (such indenture, as supplemented by this First Supplemental Indenture, and as further supplemented or amended in accordance with its terms, herein the "Indenture"), providing for the issuance by the Company of Zero Coupon Convertible Subordinated Debentures due 2018 (the "Securities").

        B. Contemporaneous with the execution hereof, the Company, Holdings and WD Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings ("Merger Sub"), entered into an Agreement and Plan of Merger to Form Holding Company, dated April 6, 2001 (the "Merger Agreement"), pursuant to which
(i) Merger Sub merged into the Company, (ii) all of the Company's outstanding capital stock was converted on a share for share basis into capital stock of Holdings, (iii) the stockholders of the Company became stockholders of Holdings, and (iv) the Company became a wholly-owned subsidiary of Holdings (the "Merger").

        C. In connection with the consummation of the Merger, and pursuant to the Merger Agreement, the Company changed its name to "Western Digital Technologies, Inc." and Holdings changed its name to "Western Digital Corporation."

        D. Section 11.14 of the Indenture provides, among other things, that upon the occurrence of any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets with respect to or in exchange for such Common Stock, then the Company or the successor corporation shall execute with the Trustee a supplemental indenture, providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets receivable upon such consolidation, merger or combination by a holder of a number of shares of Common Stock issuable upon conversion of such Security immediately prior to such consolidation, merger or combination.

        E. Pursuant to Section 11.14 of the Indenture, upon consummation of the transactions contemplated by the Merger Agreement, each Security became convertible into the common stock of Holdings, $0.01 par value per share, and all of the adjustment provisions set forth in Article 11 of the Indenture became applicable to the common stock of Holdings.

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        F.     Section 9.01 of the Indenture provides, among other things, that the Company and the Trustee can amend the Indenture and the Securities without the consent of any Securityholder, to (i) comply with Section 11.14 of the Indenture and (ii) to make any change that does not adversely affect the right of any Securityholder.

        G. Article 5 of the Indenture permits the Merger because the Company is the surviving Person in the Merger.

        H. In no event, as a result of this First Supplemental Indenture, will the Company be released from its obligations under the Indenture inasmuch as such obligations relate to amounts payable under or in respect of the Indenture or the Securities.

                                   AGREEMENT:

        NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties:

                                    ARTICLE 1

                       RELATION TO INDENTURE; DEFINITIONS

        SECTION 1.01. This First Supplemental Indenture constitutes an integral part of the Indenture. Except as hereby expressly modified, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect.

        SECTION 1.02. For all purposes of this First Supplemental Indenture capitalized terms used herein without definition shall have the meanings specified in the Indenture.

                                    ARTICLE 2

                      ASSUMPTION OF RIGHTS AND OBLIGATIONS

        SECTION 2.01. The Company hereby assigns, and Holdings hereby expressly assumes all of the rights and obligations, covenants and duties of the Company under the Indenture and the Securities issued thereunder.

        SECTION 2.02. The parties hereby confirm the rights and obligations of the Company under the Indenture and the Securities and that nothing contained herein shall act or be deemed to be a release of the Company from its rights or obligations under the Indenture.


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                                    ARTICLE 3

                                   AMENDMENTS

        SECTION 3.01.

        (a) The definitions of the following words contained in Section 1.01 of the Indenture, are hereby amended by deleting them in their entirety and inserting in lieu thereof the following respective definitions:

               "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 11.14, however, shares issuable upon conversion of the Securities shall include only shares of Common Stock, par value of $0.01 per share, of the Company as it exists on the date of this First Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               "Company" means Parent, except:

               (i) in connection with the following provisions of the Indenture, "Company" means Western Digital: (1) the recitals, (2) the following definition: "Registration Rights Agreement," (3) Section 4.03 Compliance Certificate, Section 4.06 Existence, Section 4.07 Maintenance of Properties, Section 4.08 Payment of Taxes and Other Claims, (4)
        Article 5, (5) Section 7.04, (6) Section 9.05 Notation on or Exchange of Securities and (7) Section 11.04 Taxes on Conversion; and

               (ii) in connection with the following provisions of the Indenture, "Company" means Western Digital and/or Parent as the context may require in such provisions: (1) the following definitions: Board of Directors, Officer, Officers' Certificate, Opinion of Counsel, (2)
        Article 2 The Securities, (3) Article 3 Redemption and Purchases, (4)
        Article 4 Covenants, except Section 4.02 Financial Information; SEC Reports, Section 4.03 Compliance Certificate, Section 4.06 Existence,
        Section 4.07 Maintenance of Properties, Section 4.08 Payment of Taxes and Other Claims, (5) Article 6 Events of Default, (6) Section 7.07 Compensation and Indemnity, Section 7.08 Replacement of Trustee, (7)
        Article 8 Discharge of Indenture, (8) Article 9 Amendments, and (9)
        Section 12.04 Certificate and Opinion as to Conditions Precedent,
        Section 12.11 Successors,


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        in all cases, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

               "Credit Agreement" means that certain Credit Agreement, dated as of September 20, 2000, by and among Western Digital, as Borrower, the other Credit Parties signatory thereto, the other Lenders signatory thereto from time to time, General Electric Capital Corporation, as Administrative Agent, and Bank of America, as Documentation Agent, as amended and as further amended from time to time.

               "Designated Senior Indebtedness" means the Credit Agreement and any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which Western Digital is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture; provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness. If any payment to any holder of Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of Western Digital or otherwise, the reinstated Indebtedness of Western Digital arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

               "Indebtedness" means, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person (i) required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person, or (ii) required, in conformity with generally accepted accounting principles, to be accounted for as an operating lease, provided either (A) such operating lease requires, at the end of the term thereof, that such Person make any payment other than accrued periodic rent in the event that such Person does not acquire the leased real property and related fixtures subject to such lease, or (B) such Person has an option to acquire the leased real property and related fixtures, whether such option is exercisable at any time or under specific circumstances, (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate swap, cap or collar agreement or other similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses


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        (a) through (d), (f) any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

               "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), rent and end of term payments payable on or in connection with, and, to the extent not included in the foregoing, all amounts payable as fees, costs, expenses, liquidated damages, indemnities, repurchase and other put obligations and other amounts to the extent accrued or due on or in connection with, Indebtedness of Western Digital, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Western Digital (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing). Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) Indebtedness evidenced by the Securities, (ii) Indebtedness of Western Digital to any subsidiary of Western Digital, a majority of the voting stock or which is owned, directly, or indirectly, by Western Digital,
        (iii) accounts payable or other Indebtedness to trade creditors created or assumed by Western Digital in the ordinary course of business and
        (iv) any particular Indebtedness in which the instrument creating or evidencing such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Securities. Notwithstanding the foregoing, the term Senior Indebtedness shall not include any Indebtedness of Western Digital to any subsidiary of Western Digital, a majority of the voting stock of which is owned, directly or indirectly, by Western Digital. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of Western Digital or otherwise, the reinstated Indebtedness of Western Digital arising as a result of such rescission or return shall constitute Western Digital Senior Indebtedness effective as of the date of such rescission or return.

               (b)    The following definitions are hereby included in Section
        1.01 of the Indenture:

               "Parent" means Western Digital Corporation (formerly, Western Digital Holdings, Inc.), a Delaware corporation.

               "Parent Designated Senior Indebtedness" means any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which Parent is a party) expressly provides that such Parent Senior Indebtedness shall be "Parent Designated Senior Indebtedness" for purposes of this Indenture; provided that such instrument, agreement or other document may place limitations and conditions on the right of such Parent Senior Indebtedness to exercise the rights of Parent Designated Senior


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        Indebtedness. If any payment to any holder of Parent Designated Senior
        Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of Parent or otherwise, the reinstated Indebtedness of Parent arising as a result of such rescission or return shall constitute Parent Designated Senior Indebtedness effective as of the date of such rescission or return.

               "Parent Representative" means the (a) indenture trustee or other trustee, agent or representative for any Parent Senior Indebtedness or
        (b) with respect to any Parent Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Parent Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Parent Senior Indebtedness, any holder or owner of such Parent Senior Indebtedness acting with the consent of the required Persons necessary to bind such holders or owners of such Parent Senior Indebtedness and (ii) in the case of all other such Parent Senior Indebtedness, the holder or owner of such Parent Senior Indebtedness.

               "Parent Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), rent and end of term payments payable on or in connection with, and, to the extent not included in the foregoing, all amounts payable as fees, costs, expenses, liquidated damages, indemnities, repurchase and other put obligations and other amounts to the extent accrued or due on or in connection with, Indebtedness of Parent, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Parent (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing). Notwithstanding the foregoing, the term Parent Senior Indebtedness shall not include (i) Indebtedness evidenced by the Securities, (ii) Indebtedness of Parent to any subsidiary of Parent, a majority of the voting stock or which is owned, directly, or indirectly, by Parent,
        (iii) accounts payable or other Indebtedness to trade creditors created or assumed by Parent in the ordinary course of business and (iv) any particular Indebtedness in which the instrument creating or evidencing such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Securities. Notwithstanding the foregoing, the term Parent Senior Indebtedness shall not include any Indebtedness of Parent to any subsidiary of Parent, a majority of the voting stock of which is owned, directly or indirectly, by Parent. If any payment made to any holder of any Parent Senior Indebtedness or its Representative with respect to such Parent Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of Parent or otherwise, the reinstated Indebtedness of Parent arising as a result of such rescission or return shall constitute Parent Senior Indebtedness effective as of the date of such rescission or return.

               "Western Digital" means Western Digital Technologies, Inc. (formerly, Western Digital Corporation), a Delaware corporation.


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        (c)    Section 6.10 of the Indenture is hereby amended by substituting in its entirety the clause which reads, "Second: to holders of Senior Indebtedness to the extent required by Article 10;" with the following:

               "Second: to holders of Senior Indebtedness and Parent Senior Indebtedness to the extent required by Article 10 and Article 10A, respectively;"

        (d) Article 10 of the Indenture is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

                                   "ARTICLE 10

                                  SUBORDINATION

               SECTION 10.1. AGREEMENT OF SUBORDINATION. Western Digital covenants and agrees for itself and its successors, and each Holder of Securities issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 10; and each Person holding any such Security whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

               The payment by Western Digital of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price, interest and any other amounts payable, if any, in respect of all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred, or thereafter created, assumed or guaranteed.

               No provision of this Article 10 shall prevent the occurrence of any Default or Event of Default hereunder.

               SECTION 10.2. PAYMENTS TO HOLDERS. Western Digital shall make no payment with respect to the payment of Principal Amount, Issue Price, accrued Liquidated Damages, if any, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Redemption Price, interest and any other amounts payable, if any, on the Securities, except payments and distributions made by the Trustee as permitted by
        Section 10.05, if:

               (i) a default in any payment obligations in respect of Senior Indebtedness occurs and is continuing, without regard to any applicable period of grace (whether at maturity or at a date fixed for payment or by declaration or otherwise); or

               (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits the holders of such Designated


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        Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a holder of Designated Senior Indebtedness, or a Representative of Designated Senior Indebtedness.

               If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days (it being acknowledged that (x) any action of Western Digital or any of its Subsidiaries occurring subsequent to delivery of a Payment Blockage Notice that would give rise to any event of default pursuant to any provision of Senior Indebtedness under which an event of default previously existed (or was continuing at the time of delivery of such Payment Blockage Notice) shall constitute a new event of default for this purpose and (y) any breach of a financial covenant giving rise to a nonpayment default for a period ending subsequent to the date of delivery of the respective Payment Blockage Notice shall constitute a new event of default for this purpose.)

               Western Digital may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

               (1) in case of a default referred to in clause (i) above, the date upon which the default is cured or waived in accordance with the terms of the governing instrument or ceases to exist, or

               (2) in the case of a default referred to in clause (ii) above, the date upon which the default is cured, waived in accordance with the terms of the governing instrument or ceases to exist or 179 days pass after the applicable Payment Blockage Notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 10 otherwise prohibits the payment or distribution at the time of such payment or distribution.

               Upon any payment by Western Digital or distribution of assets of Western Digital of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization or bankruptcy of Western Digital, whether voluntary or involuntary or insolvency, receivership or similar proceedings relating to Western Digital or its property, or an assignment for the benefit of creditors or any marshaling of Western Digital's assets or liabilities, all amounts due or to become due upon all Senior Indebtedness of Western Digital shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price,


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        Fundamental Change Redemption Price, interest or any other amounts payable, if any, in respect of the Securities (except payments made pursuant to Article 8 hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution or winding-up or liquidation or reorganization or bankruptcy of Western Digital, whether voluntary or involuntary or insolvency, receivership or similar proceedings relating to Western Digital or its property, or an assignment of the benefit of creditors or any marshaling of Western Digital's assets or liabilities), and upon any such dissolution or winding-up or liquidation or reorganization or bankruptcy of Company, whether voluntary or involuntary or insolvency, receivership or similar proceedings relating to Western Digital or its property, or an assignment of the benefit of creditors or any marshalling of Western Digital's assets or liabilities, any payment by Western Digital, or distribution of assets of Western Digital of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provisions of this Article 10, shall (except as aforesaid) be paid by Western Digital or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of Western Digital as their interests may appear or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear to the extent necessary to pay all such Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

               In the event that any Securities are declared due and payable before their Stated Maturity pursuant to Section 6.02, then and in such event Western Digital shall promptly notify holders of its Senior Indebtedness of such acceleration. Western Digital may not pay the Securities until 120 days have passed after such acceleration occurs and may thereafter pay the Securities only to the extent that this Article 10 permits the payment at that time.

               In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of Western Digital of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 10.02, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness of Western Digital is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness of Western Digital or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by


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        Western Digital, for application to the payment of all such Senior
        Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

               For purposes of this Article 10, the words, "cash, property or securities" shall not be deemed to include shares of stock of Western Digital as reorganized or readjusted, or securities of Western Digital or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 10 with respect to the Securities to the payment of all Senior Indebtedness of Western Digital which may at the time be outstanding; provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness (other than leases that are not assumed by Western Digital or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of Western Digital with, or the merger of Western Digital into, another corporation or the liquidation or dissolution of Western Digital following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 hereof.

               Nothing in this Section 10.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or payments or distributions received by the Trustee or Holders of the Securities from Parent. This Section 10.02 shall be subject to the further provisions of Section 10.05.

               SECTION 10.3. SUBROGATION OF SECURITIES. Subject to the payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness of Western Digital, the rights of the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of Western Digital applicable to such Senior Indebtedness until the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price and interest, if any, in respect of the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10, and no payment over pursuant to the provisions of this Article 10, to or for the benefit of the holders of such Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between Western Digital, its creditors other


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        than holders of its Senior Indebtedness, and the Holders of the
        Securities be deemed to be a payment by Western Digital to or on account of its Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provisions of this Article 10, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by Western Digital to or for the account of the Securities. It is understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this
        Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between Western Digital, its creditors other than the holders of its Senior Indebtedness and the Holders of the Securities, the obligation of Western Digital, which is absolute and unconditional, to pay to the Holders of the Securities the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price and interest, if any, in respect of the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of Western Digital other than the holders of its Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
        Article 10 of the holders of Senior Indebtedness in respect of cash, property or securities of Western Digital received upon the exercise of any such remedy.

               Upon any payment or distribution of assets of Western Digital referred to in this Article 10, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee, to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of Western Digital, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
        Article 10.

               SECTION 10.4. AUTHORIZATION BY HOLDERS. Each Holder of a Security by such Holder's acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

               SECTION 10.5. NOTICE TO TRUSTEE. Western Digital shall give prompt written notice in a form of an Officers' Certificate to a Trust Officer of any fact known to Western Digital which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 10, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 10. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 10, unless and until a Trust Officer shall have received written notice thereof at the Corporate Trust Office from Western Digital (in the form of an Officers' Certificate) or a holder or holders of Senior Indebtedness or a Representative or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price, interest or any other amounts payable, if any, in respect of any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 10.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

               Notwithstanding anything to the contrary herein set forth, nothing shall prevent any payment of amounts deposited with the Trustee pursuant to Section 8.01 so long as the Trustee had no notice that such amounts when so deposited were prohibited pursuant to the provisions of
        Section 10.2.

               The Trustee, subject to the provisions of Section 7.01, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder or a Representative of Designated Senior Indebtedness (subject to the requirements set forth in the definition of Designated Senior Indebtedness) or a Representative of Senior Indebtedness of Western Digital (or a trustee on behalf of such holder) to establish that such notice has been given by a holder or a Representative of Designated Senior Indebtedness (subject to the requirements set forth in the definition of Designated Senior Indebtedness) or a Representative of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of Western Digital to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               SECTION 10.6. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 in respect of any Senior Indebtedness of Western Digital at any time held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

               With respect to the holders of Senior Indebtedness of Western Digital, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this
        Article 10, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of Western Digital and, subject to the provisions of Section 7.01, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Securities, Western Digital or any other Person money or assets to which any holder of Senior Indebtedness of Western Digital shall be entitled by virtue of this Article 10 or otherwise.

               SECTION 10.7. NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Indebtedness of Western Digital to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by (i) any amendment of or addition or supplement to any such Senior Indebtedness or any instrument or agreement relating thereto (unless otherwise expressly provided therein), or (ii) any act or failure to act on the part of Western Digital or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Western Digital with the terms, provisions and covenants of the instrument, regardless of any knowledge thereof which any such holder may have or otherwise be charged with or
        (iii) a failure to act by any Holders of Securities or the failure of such Holder to comply with this Indenture.

               SECTION 10.8. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Holder of Securities by such Holder's acceptance thereof, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created, assumed or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and no amendment or modification of the provisions contained herein shall diminish the rights of such holder or holders unless such holder or holders shall have agreed in writing thereto.

               SECTION 10.9. REINSTATEMENT OF SUBORDINATION. If, at any time, all or part of any payment of any Senior Indebtedness theretofore made by Western Digital or any other Person is rescinded or must otherwise be returned by the holders of such Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Western Digital or such other Person), these subordination provisions shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

               SECTION 10.10. PERMITTED PAYMENTS. Nothing contained in this
        Article 10 or elsewhere in this Indenture, or in the Securities shall prevent (a) Western Digital at any time, except under the conditions described in Section 10.02, from making payments at any time of Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest or any other amounts payable, if any, in respect of the Securities, or from depositing with the Trustee or any Paying Agent money for such payments, or (b) the application by the Trustee or Paying Agent of any moneys deposited with it under this Indenture to the payment of or on account of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest or any other amounts payable, if any, in respect of the Securities to the Holders of the Securities entitled thereto to the beneficiaries thereof, if such payment would not have been prohibited by the provisions of Section 10.02.

               SECTION 10.11. ARTICLE APPLICABLE TO PAYING AGENTS. If at any time any Paying Agent other than the Trustee shall have been appointed by Western Digital or Parent and be then acting hereunder, the term "Trustee" as used in this Article 10 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section
        10.05 shall not apply to Western Digital or any Affiliate of Western Digital if it or such Affiliate acts as Paying Agent.

               SECTION 10.12. TREATMENT OF CONVERSION PAYMENTS. Notwithstanding anything in this Indenture to the contrary, neither the issuance and delivery of junior securities upon conversion of the Securities in accordance with Article 11 nor the payment of cash in lieu of fractional shares of Common Stock in accordance with Article 11 shall be deemed to constitute a payment or distribution on account of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price or Fundamental Change Purchase Price or interest or any other amounts payable, if any, in respect of the Securities. For the purposes of this paragraph, the term "junior securities" means (a) shares of any stock of any class of Western Digital, (b) securities of Western Digital which are subordinated in right of payment to all Senior Indebtedness of Western Digital which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this
        Article 10, and (c) any securities into which the Securities become convertible pursuant to Section 11.14 which are securities of a Person required to enter into a supplemental indenture pursuant to such section (or Section 5.01) and are either (x) shares of any stock of any class of such Person, or (y) securities of such Person which are subordinated in right of payment to all Senior Indebtedness of such Person which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities or, are so subordinated as provided in this Article 10. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among Western Digital, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, the right, which is absolute and unconditional, of the holder of any Security to convert such Security in accordance with Article 11.

               SECTION 10.13. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of Western Digital referred to in this Article 10, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of Western Digital, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10."

        (e) The Indenture is hereby amended by adding new Article 10A as follows:

                                  "ARTICLE 10A
                                  SUBORDINATION

               SECTION 10A.1. AGREEMENT OF SUBORDINATION. Parent covenants and agrees for itself and its successors, and each Holder of Securities issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 10A; and each Person holding any such Security whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

               The payment by Parent of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price, interest and any other amounts payable, if any, in respect of all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Parent Senior Indebtedness of all Parent Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred, or thereafter created, assumed or guaranteed.

               No provision of this Article 10A shall prevent the occurrence of any Default or Event of Default hereunder.

               SECTION 10A.2. PAYMENTS TO HOLDERS. Parent shall make no payment with respect to the payment of Principal Amount, Issue Price, accrued Liquidated Damages, if any, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Redemption Price, interest and any other amounts payable, if any, on the Securities, except payments and distributions made by the Trustee as permitted by Section 10A.05, if:

               (i) a default in any payment obligations in respect of Parent Senior Indebtedness occurs and is continuing, without regard to any applicable period of grace (whether at maturity or at a date fixed for payment or by declaration or otherwise); or

               (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits the holders of such Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a Payment Blockage Notice from a holder of Designated Senior Indebtedness, or a Representative of Designated Senior Indebtedness.

               If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days (it being acknowledged that (x) any action of Parent or any of its Subsidiaries occurring subsequent to delivery of a Payment Blockage Notice that would give rise to any event of default pursuant to any provision of Parent Senior Indebtedness under which an event of default previously existed (or was continuing at the time of delivery of such Payment Blockage Notice) shall constitute a new event of default for this purpose and (y) any breach of a financial covenant giving rise to a nonpayment default for a period ending subsequent to the date of delivery of the respective Payment Blockage Notice shall constitute a new event of default for this purpose.)

               Parent may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

               (1) in case of a default referred to in clause (i) above, the date upon which the default is cured or waived in accordance with the terms of the governing instrument or ceases to exist, or

               (2) in the case of a default referred to in clause (ii) above, the date upon which the default is cured, waived in accordance with the terms of the governing instrument or ceases to exist or 179 days pass after the applicable Payment Blockage Notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 10A otherwise prohibits the payment or distribution at the time of such payment or distribution.

               Upon any payment by Parent or distribution of assets of Parent of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization or bankruptcy of Parent, whether voluntary or involuntary or insolvency, receivership or similar proceedings relating to Parent or its property, or an assignment for the benefit of creditors or any marshaling of Parent's assets or liabilities, all amounts due or to become due upon all Parent Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Parent Senior Indebtedness before any payment is made on account of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price, interest or any other amounts payable, if any, in respect of the Securities (except payments made pursuant to Article 8 hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution or winding-up or liquidation or reorganization or bankruptcy of Parent, whether voluntary or involuntary or insolvency, receivership or similar proceedings relating to Parent or its property, or an assignment of the benefit of creditors or any marshaling of Parent's assets or liabilities), and upon any such dissolution or winding-up or liquidation or reorganization or bankruptcy of Company, whether voluntary or involuntary or insolvency, receivership or similar proceedings relating to Parent or its property, or an assignment of the benefit of creditors or any marshalling of Parent's assets or liabilities, any payment by Parent, or distribution of assets of Parent of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provisions of this Article 10A, shall (except as aforesaid) be paid by Parent or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Parent Senior Indebtedness as their interests may appear or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Parent Senior Indebtedness may have been issued, as their respective interests may appear to the extent necessary to pay all such Parent Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the

        Trustee. In the event that any Securities are declared due and payable before their Stated Maturity pursuant to Section 6.02, then and in such event Parent shall promptly notify holders of its Parent Senior Indebtedness of such acceleration. Parent may not pay the Securities until 120 days have passed after such acceleration occurs and may thereafter pay the Securities only to the extent that this Article 10A permits the payment at that time.

               In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of Parent of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 10A.02, shall be received by the Trustee or the Holders of the Securities before all Parent Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Parent Senior Indebtedness such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Parent Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Parent Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by Parent, for application to the payment of all such Parent Senior Indebtedness remaining unpaid to the extent necessary to pay all such Parent Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

               For purposes of this Article 10A, the words, "cash, property or securities" shall not be deemed to include shares of stock of Parent as reorganized or readjusted, or securities of Parent or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 10A with respect to the Securities to the payment of all Parent Senior Indebtedness which may at the time be outstanding; provided that (i) such Parent Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Parent Senior Indebtedness(other than leases that are not assumed by Parent or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of Parent with, or the merger of Parent into, another corporation or the liquidation or dissolution of Parent following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
        Section 10A.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 hereof.

               Nothing in this Section 10A.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07. This Section 10A.02 shall be subject to the further provisions of Section 10A.05.

               SECTION 10A.3. SUBROGATION OF SECURITIES. Subject to the payment in full in cash or other payment satisfactory to the holders of Parent Senior Indebtedness of all Parent Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the rights of the holders of such Parent Senior Indebtedness to receive payments or distributions of cash, property or securities of Parent applicable to such Parent Senior Indebtedness until the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price and interest, if any, in respect of the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Parent Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10A, and no payment over pursuant to the provisions of this Article 10A, to or for the benefit of the holders of such Parent Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between Parent, its creditors other than holders of its Senior Indebtedness, and the Holders of the Securities be deemed to be a payment by Parent to or on account of its Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provisions of this Article 10A, which would otherwise have been paid to the holders of Parent Senior Indebtedness shall be deemed to be a payment by Parent to or for the account of the Securities. It is understood that the provisions of this
        Article 10A are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article 10A or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between Parent, its creditors other than the holders of its Parent Senior Indebtedness and the Holders of the Securities, the obligation of Parent, which is absolute and unconditional, to pay to the Holders of the Securities the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price and interest, if any, in respect of the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of Parent other than the holders of its Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10A of the holders of Parent Senior Indebtedness in respect of cash, property or securities of Parent received upon the exercise of any such remedy.

               Upon any payment or distribution of assets of Parent referred to in this Article 10A, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee, to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Parent Senior Indebtedness and other indebtedness of Parent, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10A.

               SECTION 10A.4. AUTHORIZATION BY HOLDERS. Each Holder of a Security by such Holder's acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10A and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

               SECTION 10A.5. NOTICE TO TRUSTEE. Parent shall give prompt written notice in a form of an Officers' Certificate to a Trust Officer of any fact known to Parent which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 10A, but failure to give such notice shall not affect the subordination of the Securities to the Parent Senior Indebtedness as provided in this Article 10A. Notwithstanding the provisions of this Article 10A or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 10A, unless and until a Trust Officer shall have received written notice thereof at the Corporate Trust Office from Parent (in the form of an Officers' Certificate) or a holder or holders of Parent Senior Indebtedness or a Representative or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of
        Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price, interest or any other amounts payable, if any, in respect of any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 10A.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

               Notwithstanding anything to the contrary herein set forth, nothing shall prevent any payment of amounts deposited with the Trustee pursuant to Section 8.01 so long as the Trustee had no notice that such amounts when so deposited were prohibited pursuant to the provisions of
        Section 10A.2.


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

               The Trustee, subject to the provisions of Section 7.01, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder or a Representative of Designated Senior Indebtedness (subject to the requirements set forth in the definition of Designated Senior Indebtedness) or a Representative of Parent Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder or a Representative of Designated Senior Indebtedness (subject to the requirements set forth in the definition of Designated Senior Indebtedness) or a Representative of such Parent Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Parent Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10A, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Parent Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10A, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               SECTION 10A.6. TRUSTEE'S RELATION TO PARENT SENIOR INDEBTEDNESS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10A in respect of any Parent Senior Indebtedness at any time held by it, to the same extent as any other holder of such Parent Senior Indebtedness, and nothing or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

               With respect to the holders of Parent Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10A, and no implied covenants or obligations with respect to the holders of such Parent Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Parent Senior Indebtedness and, subject to the provisions of Section 7.01, the Trustee shall not be liable to any holder of such Parent Senior Indebtedness if it shall pay over or deliver to Holders of Securities, Parent or any other Person money or assets to which any holder of Parent Senior Indebtedness shall be entitled by virtue of this
        Article 10A or otherwise.

               SECTION 10A.7. NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Parent Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by (i) any amendment of or addition or supplement to any such Parent Senior Indebtedness or any instrument or agreement relating thereto (unless otherwise expressly provided therein), or (ii) any act or failure to act on the part of Parent or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Parent with the terms, provisions and covenants of the instrument, regardless of any knowledge thereof which any such holder may have or otherwise be charged with or (iii) a failure to act by any Holders of Securities or the failure of such Holder to comply with this Indenture.

               SECTION 10A.8. RELIANCE BY HOLDERS OF PARENT SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Holder of Securities by such Holder's acceptance thereof, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Parent Senior Indebtedness, whether such Parent Senior Indebtedness was created, assumed or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Parent Senior Indebtedness and such holder of Parent Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and no amendment or modification of the provisions contained herein shall diminish the rights of such holder or holders unless such holder or holders shall have agreed in writing thereto.

               SECTION 10A.9. REINSTATEMENT OF SUBORDINATION. If, at any time, all or part of any payment of any Parent Senior Indebtedness theretofore made by Parent or any other Person is rescinded or must otherwise be returned by the holders of such Parent Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Parent or such other Person), these subordination provisions shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

               SECTION 10A.10. PERMITTED PAYMENTS. Nothing contained in this
        Article 10A or elsewhere in this Indenture, or in the Securities shall prevent (a) Parent at any time, except under the conditions described in
        Section 10A.02, from making payments at any time of Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest or any other amounts payable, if any, in respect of the Securities, or from depositing with the Trustee or any Paying Agent money for such payments, or (b) the application by the Trustee or Paying Agent of any moneys deposited with it under this Indenture to the payment of or on account of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest or any other amounts payable, if any, in respect of the Securities to the Holders of the Securities entitled thereto to the beneficiaries thereof, if such payment would not have been prohibited by the provisions of Section 10A.02.

               SECTION 10A.11. ARTICLE APPLICABLE TO PAYING AGENTS. If at any time any Paying Agent other than the Trustee shall have been appointed by Parent and Western Digital and be then acting hereunder, the term "Trustee" as used in this Article 10A shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10A in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 10A.05 shall not apply to Parent or any Affiliate of Parent if it or such Affiliate acts as Paying Agent.

               SECTION 10A.12. TREATMENT OF CONVERSION PAYMENTS. Notwithstanding anything in this Indenture to the contrary, neither the issuance and delivery of junior securities upon conversion of the Securities in accordance with Article 11 nor the payment of cash in lieu of fractional shares of Common Stock in accordance with Article 11 shall be deemed to constitute a payment or distribution on account of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price or Fundamental Change Purchase Price or interest or any other amounts payable, if any, in respect of the Securities. For the purposes of this paragraph, the term "junior securities" means (a) shares of any stock of any class of Parent, (b) securities of Parent which are subordinated in right of payment to all Parent Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 10A, and (c) any securities into which the Securities become convertible pursuant to Section 11.14 which are securities of a Person required to enter into a supplemental indenture pursuant to such section (or Section 5.01) and are either (x) shares of any stock of any class of such Person, or (y) securities of such Person which are subordinated in right of payment to all Parent Senior Indebtedness of such Person which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities or, are so subordinated as provided in this Article 10A. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among Parent, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, the right, which is absolute and unconditional, of the holder of any Security to convert such Security in accordance with Article 11.

               SECTION 10A.13. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of Parent referred to in this Article 10A, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Parent Senior Indebtedness and other indebtedness of Parent, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10A."

        SECTION 3.02. The reference in the third paragraph of Section 3.08(d) of the Indenture to the "Rights Agreement" is hereby amended to reference the Rights Agreement dated as of April 6, 2001 between Holdings and American Stock Transfer & Trust Company, as Rights Agent.

        SECTION 3.03. The address for notices to the Company in Section 12.02 of the Indenture is hereby amended to read:

               Western Digital Corporation
               20511 Lake Forest Drive
               Lake Forest, CA 92630-7741
               Attn: Michael A. Cornelius
               Phone: (949) 672-7000
               Fax: (949) 672-9612

        and

               Western Digital Technologies, Inc.
               20511 Lake Forest Drive
               Lake Forest, CA 92630-7741
               Attn: Michael A. Cornelius
               Phone: (949) 672-7000
               Fax: (949) 672-9612

                                    ARTICLE 4

                                     TRUSTEE

        The Trustee has accepted the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, except as set forth in the Indenture, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof,
(b) the proper authorization hereof by the Company by corporate action or otherwise, (c) the due execution hereof by the Company, and (d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

                                    ARTICLE 5

                                  MISCELLANEOUS

        SECTION 5.01. This First Supplemental Indenture shall become effective as of the date and time of the consummation of the Merger.

        SECTION 5.02. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

        SECTION 5.03. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 5.04. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.







                [THE REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first written above.



                                   WESTERN DIGITAL TECHNOLOGIES, INC.


                                        By: /s/ Michael A. Cornelius
                                            ------------------------------------
                                        Name:  Michael A. Cornelius
                                        Title: Vice President, Law and
                                               Administration and Secretary


                                        WESTERN DIGITAL CORPORATION


                                        By: /s/ Michael A. Cornelius
                                            ------------------------------------
                                        Name:  Michael A. Cornelius
                                        Title: Vice President, Law and
                                               Administration and Secretary


                                        STATE STREET BANK AND TRUST
                                        COMPANY OF CALIFORNIA, N.A.


                                        By: /s/ Paula Oswald
                                            ------------------------------------
                                                    Authorized Signatory